                                                                   EXHIBIT 10.34

                             ANTI-DILUTION AGREEMENT



                                      AMONG


                               MDMI HOLDINGS, INC.


                                       and


                            the parties named herein


                            Dated as of May 31, 2000

                              TABLE OF CONTENTS(1)


                                                                                                          Page
                                                                                                          ----

SECTION 1.            Reservation of Shares................................................................1
SECTION 2.            Payment of Taxes.....................................................................2
SECTION 3.            Obtaining Stock Exchange Listings....................................................2
SECTION 4.            Adjustment of Number of Preferred Shares.............................................3
SECTION 5.            Fractional Interests................................................................12
SECTION 6.            Notices to Holders..................................................................12
SECTION 7.            Notices to Company and Holders......................................................13
SECTION 8.            Supplements and Amendments..........................................................13
SECTION 9.            Successors..........................................................................13
SECTION 10.           Termination.........................................................................13
SECTION 11.           Governing Law.......................................................................14
SECTION 12.           Benefits of This Agreement..........................................................14
SECTION 13.           Counterparts........................................................................14


--------
(1) This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

                  ANTI-DILUTION AGREEMENT (the "Anti-Dilution Agreement" or this "Agreement") dated as of May 31, 2000 (the "Issue Date") between MDMI Holdings, Inc., a Colorado corporation (the "Company"), and the parties named herein (together with their successors and assigns, the "Holders").

                  Terms defined in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of May 31, 2000 among the Company, Medical Device Manufacturing, Inc., a Colorado corporation and a wholly owned subsidiary of the Company ("MDM"), the guarantors named therein (the "Guarantors") and the purchasers named therein (the "Purchasers") unless defined herein are used as therein defined.

                  WHEREAS, the Company proposes to issue shares (the "Preferred Shares") of Class AA Convertible Preferred Stock, as hereinafter described (the "Convertible Preferred Stock"), to purchase up to 5% of the fully diluted common equity of the Company (which is the sum of the total number of shares of Common Stock (the "Common Stock") of the Company and the total number of shares of Common Stock into which securities of the Company are convertible and outstanding on the Issue Date) (the Common Stock issuable on exercise of the Preferred Shares being referred to herein as the "Convertible Shares") in connection with a private placement of the Company's Senior Notes due 2008, each Preferred Share entitling the holder thereof to acquire one Convertible Share; and

                  WHEREAS, the Company proposes to issue shares of Preferred Shares to purchase up to 3% of the fully diluted common equity of the Company in connection with a private placement of MDM's 13.5% Senior Subordinated Notes due 2007, unconditionally guaranteed on an unsecured senior subordinated basis by each of the Guarantors, each Preferred Share entitling the holder thereof to acquire one Convertible Share.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. Reservation of Shares. (a) The Company or, if appointed, the transfer agent for the Company's capital stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for the purpose of issuing additional Convertible Preferred Shares upon adjustments pursuant to Section 4 hereof. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 7 hereof.

                  The Company covenants that all Preferred Shares which may be issued and paid for as provided in the Securities Purchase Agreement will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  (b) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Convertible Shares upon conversion of Preferred Shares, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Convertible Preferred Shares.

                  SECTION 2. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Preferred Shares, and Convertible Shares upon the exercise of Preferred Shares.

                  SECTION 3. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Convertible Shares, immediately upon their issuance upon the exercise of the Preferred Shares, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.



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                                      -3-


                  SECTION 4. Adjustment of Number of Preferred Shares. In the event an adjustment is required under the terms of this Section 4, each Holder of Shares shall have the right (the "Adjustment Right") to purchase, at a price equal to their par value, any or all of that number of Preferred Shares determined pursuant to the formulas set out in this Section 4. For purposes of this Section 4, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without preference or limit as to per share amount, and "Preferred Shares", if the Company has no outstanding shares of preferred stock at the time as a result of a mandatory conversion of all shares of preferred stock by the Company, means the Convertible Shares until such Convertible Shares cease to be Registrable Shares (as defined in the Second Amended and Restated Registration Rights Agreement dated as of May 31, 2000 among the Company, KRG Capital Fund I, L.P., KRG Capital Fund I (FF), L.P., KRG Capital Fund I (PA), L.P., KRG Co-Investment, L.L.C., the Purchasers and the other Holders listed on
Schedule I thereto, except that clause (ii) shall be inapplicable). Any securities acquired by a Holder of Preferred Shares pursuant to the adjustment provisions set forth below shall constitute Preferred Shares for purposes of this Agreement.

                  (a) Adjustment for Common Stock Issue.

                  If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of Preferred Shares which would be held by a Holder of Preferred Shares upon exercise in full of such Holder's Adjustment Right shall be determined in accordance with the formula:

                                      N' = N  x   A
                                                -----
                                                O + P
                                                    -
                                                    M


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                                      -4-


where:

         N'   =   the adjusted number of Preferred Shares which would be held by such Holder upon exercise in full of such Holder's
                  Adjustment Right.

         N    =   the then current number of Preferred Shares held by such
                  Holder.

         O    =   the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the issuance of such additional shares.

         P    =   the aggregate consideration received for the issuance of
                  such additional shares.

         M    =   the current market price per share of Common Stock on the
                  date of sale of such additional shares.

         A    =   the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the issuance of such additional shares, plus the number of shares issued in connection with such issuance.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection (a) does not apply to:

                  (1) the conversion or exchange of securities convertible or exchangeable for Common Stock,

                  (2) Common Stock issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in connection with the acquisition of such person, or

                  (3) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.


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                                      -5-


                  (b) Adjustment for Convertible Securities Issue.

                  If the Company issues any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of Preferred Shares which would be held by a Holder of Preferred Shares upon exercise in full of such Holder's Adjustment Right shall be determined in accordance with this formula:


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                                      -6-




                                      N' = N  x   O + D
                                                 --------
                                                  O + P
                                                    -----
                                                    M x C

where:

         N'   =   the adjusted number of Preferred Shares which would be held by such Holder upon exercise in full of such Holder's
                  Adjustment Right.

         N    =   the then current number of Preferred Shares held by such
                  Holder.

         O    =   the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the issuance of such securities.

         P    =   the aggregate consideration received for the issuance of
                  such securities.

         M    =   the current market price per share of Common Stock on the
                  date of sale of such securities.

         D    =   the maximum number of shares of Common Stock deliverable
                  upon conversion or in exchange for such securities at the initial conversion or exchange rate.

         C    =   the maximum number of shares of Common Stock into which one share of each such security is convertible into.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of Preferred Shares shall promptly be readjusted to the number of Preferred Shares which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.



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                                      -7-


                  This subsection (b) does not apply to:

                  (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in connection with the acquisition of such person; provided that such securities are substantially similar to the Class A-1 Convertible Preferred Stock of the Company (except as to liquidation preference),

                  (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting,

                  (3) convertible securities issued as dividends on the Company's Class A-1 5% Convertible Preferred Stock or such other classes of the Company's convertible preferred stock; provided that such other convertible preferred stock and convertible securities issued as dividends thereon shall have substantially similar terms to the Class A-1 5% Convertible Preferred Stock other than with respect to liquidation preference thereon; provided, further, that this clause (3) shall not apply to such dividends paid in excess of 5% per annum,

                  (4) the issuance of convertible securities substantially similar to the Company's Class B-1 Convertible Preferred Stock; provided that no such securities are issued to a person who was a shareholder or an affiliate of the Company prior to such issuance, or

                  (5) options granted to the Company' employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law (but only to the extent that the aggregate number of options excluded hereby and granted on or after Issue Date shall not exceed 10% of the Common Stock outstanding on a fully diluted basis on the Issue Date, exclusive of antidilution adjustments thereunder),

                  (c) Current Market Price.

                  In subsections (a) and (b) of this Section 4, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price (i) based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the security most recently determined as of a date within the six months preceding such date by a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of the Company (an "Independent Financial Advisor") or (iii) if neither clause (i) nor (ii) is applicable, the value of the security determined as of such date by an Independent Financial Advisor.

                  (d) Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to subsections (a) and (b) of this Section 4, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;



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                                      -9-


                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be described in a Board resolution;

                  (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                  (e) When De Minimis Adjustment May Be Deferred.

                  No adjustment in the number of Preferred Shares need be made unless the adjustment would require an increase or decrease of at least 1% in the number of Preferred Shares held by each Holder. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section shall be made to the nearest 1/100th of a share.

                  (f) When No Adjustment Required.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (g) Notice of Adjustment.

                  Whenever the number of Preferred Shares may be adjusted, the Company shall provide notice to the Holder as set forth in Section 6 hereof.

                  (h) No Dilution or Impairment.

                  If any event shall occur as to which the provisions of this
Section 4 are not strictly applicable but the failure to make any adjustment would adversely affect the Adjustment Rights represented by the Preferred Shares in accordance with the essential intent and principles of this Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve, without dilution, the purchase rights represented by the Preferred Shares. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Preferred Shares and shall make the adjustments described therein.

                  The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Shares, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Preferred Shares against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Preferred Shares from time to time outstanding and (2) will not take any action which results in any adjustment of the number of Preferred Shares if the total number of Preferred Shares, or Convertible Shares issuable after the action upon the exercise of all of the Preferred Shares, would exceed the total number of Preferred Shares or shares of Common Stock, as the case may be, then authorized by the Company's certificate of incorporation and available for the purposes of issue.

                  (i) Reorganization of Company.

                  If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Adjustment Right shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of Preferred Shares would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Adjustment Right immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Agreement. The successor company shall mail to Holders of Preferred Shares a notice describing the supplemental Agreement.

                  If the issuer of securities deliverable upon exercise of Adjustment Rights under the supplemental Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Agreement.

                  If this subsection (i) applies, subsections (a) and (b) of this Section 4 do not apply.

                  (j) Exercise of Adjustment Right.

                  In the event that a Holder of Preferred Shares is granted an Adjustment Right pursuant to this Section 4, such Holder shall have 30 days from the later of the date of any action requiring an adjustment and the date notice of such action is provided pursuant to Section 6 hereof to exercise such

Adjustment Right. Any Adjustment Right may be exercised by delivery of a notice to the Company a certified check payable to the order of the Company in an amount equal to the aggregate par value of the additional Preferred Shares to be issued to such Holder pursuant to its exercise of the Adjustment Right. Upon delivery of such Notice, such payment, the Company shall promptly cause the additional Preferred Shares to be issued and delivered to such Holder or to another person or address specified in writing by such Holder.

                  SECTION 5. Fractional Interests. Any Adjustment Rights may be exercised in full or in part; provided that the Company shall not be required to issue fractional Preferred Shares on the exercise of Adjustment Rights. If more than one Adjustment Right shall be exercised at the same time by the same Holder, the number of full Preferred Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Preferred Shares purchasable on exercise of the Adjustment Rights so requested to be exercised. If any fraction of a Preferred Share would, except for the provisions of this Section 5, be issuable on the exercise of any Adjustment Rights (or specified portion thereof), the Company shall pay an amount in cash equal to the product of (i) such fraction of an Adjustment Right Preferred Share and (ii) the current market price of a share of Preferred Stock.

                  SECTION 6. Adjustment Right Notices to Holders. Upon any event which may require adjustment of the number of Preferred Shares pursuant to
Section 4, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate which includes the report of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the number of Preferred Shares issuable upon exercise of the Adjustment Right in respect of each Preferred Share and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of the Preferred Shares at his or her address appearing on the share register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 7.

                  SECTION 7. Notices to Company and Holders. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Preferred Share to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section by the Company), as follows:

                           MDMI Holdings, Inc.
                           200 West 7th Avenue
                           Collegeville, Pennsylvania  19426
                           Facsimile:  (610) 409-2470
                           Attention:  Chief Financial Officer

                  Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Preferred Share shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Preferred Share register of the Company.

                  SECTION 8. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement with the written consent of Holders of a majority of the then outstanding Preferred Shares and Convertible Shares.

                  SECTION 9. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 10. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on June 1, 2010.



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                                      -14-


                  SECTION 11. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                  SECTION 12. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Preferred Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Preferred Shares and the Preferred Shares. Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations hereunder to the Holders.

                  SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  MDMI HOLDINGS, INC.


                                  By: /s/ BRUCE L. ROGERS
                                      ----------------------------------
                                      Name: Bruce L. Rogers
                                      Title: Vice President

                                  DLJ INVESTMENT PARTNERS II, L.P.

                                  By: DLJ INVESTMENT PARTNERS II,
                                      INC., as managing general
                                      partner


                                  By: /s/ IVY DODES
                                      ----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President

                                  DLJ INVESTMENT FUNDING II, INC.


                                  By: /s/ IVY DODES
                                      ----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President

                                  DLJ ESC II L.P.

                                  By: DLJ LBO PLANS MANAGEMENT
                                      CORPORATION, as general
                                      partner


                                  By: /s/ IVY DODES
                                      ----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President

                                  DLJ INVESTMENT PARTNERS, L.P.

                                  By: DLJ INVESTMENT PARTNERS, INC.,
                                      as managing general partner

                                  By: /s/ IVY DODES
                                      ----------------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President

                                  RELIASTAR FINANCIAL CORP.


                                  By: /s/ MARK S. JORDAHL
                                      ----------------------------------
                                      Name:  Mark S. Jordahl
                                      Title: Senior Vice President